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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 12, 2015, with respect to the consolidated financial statements of Q2 Holdings, Inc. in the Registration Statement Form S-1 and related Prospectus of Q2 Holdings, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Austin, Texas

February 12, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm